GOVERNMENT OF NEWFOUNDLAND AND LABRADOR DEPARTMENT OF MINES AND ENERGY

                           Extended Map Staked Licence

                                                                        NO. 509M

         Under the authority of section 28 of The Mineral Act, RSN 1990

                                 Tagalder/Regal

                                       of

                                    Bramalea

having complied with the provisions of the Act and the Regulations, is hereby granted an Extended Map Staked License with respect to 250 claims as described below, and more particularly shown outlined red on the attached plan.

DESCRIPTION
Beginning at the northeast corner of the herein described parcel of land and said corner having UTM coordinates of 6 336 000 N; 600 500 E; of zone 20 thence south 5000 metres, thence east 1500 metres, thence south 3000 metres, thence east 3000 metres, thence south 2500 metres, thence east 500 metres, thence south 2500 metres, thence west 6500 metres, thence north 500 metres, thence west 500 metres, thence north 4000 metres, thence east 500 metres, thence north 1500 metres,  thence  east  500  metres,  thence  north 1000 metres, thence west 1000 metres,  thence  north  1000  metres,  thence west 500 metres, thence north 1000 metres,  thence  west  500  metres,  thence  north  1000 metres, thence west 500 metres,  thence  north  1000  metres,  thence west 500 metres, thence north 1000 metres,  thence  west  3000  metres,  thence north 1000 metres, thence west 1000 metres, thence north 500 metres, thence west 500 metres, thence north 500 metres/thence east 2500 metres, thence south 1000 metres, thence east 2500 metres, thence south 1000 metres, thence east 2000 metres, thence north 1000 metres, thence east 1500 metres to the point of beginning. All bearings are referred to the UTM grid zone 20.NAD 27.

This license is subject to the provisions of The Mineral Act and the Regulations and to the terms and conditions set 0chedule II " to the Act.

    1995.12.11
--------------------                                /s/ signature unknown
  Issuance  Date                                 _______________________________
                                                 Minister  of Mines  and  Energy

     2000.12.11
----------------
 Extension  Date

Map  Sheet  No(s):  14F/3

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